Exhibit 16.1

GBH CPAs, PC 6002 Rogerdale, Suite 500 Houston, Texas 77072 Tel: 713-482-0000 Fax: 713-482-0099

July 21, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated July 20, 2010, of Convenience TV Inc., and are in agreement with the statements contained in paragraphs (a)(i), (a)(ii), (a)(iv) and (a)(v) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ GBH CPAs, PC